SEQUOIA MORTGAGE TRUST 2010-H1
MORTGAGE PASS-THROUGH CERTIFICATES

MORTGAGE LOAN PURCHASE AND SALE AGREEMENT

Between

RWT HOLDINGS, INC.

and

SEQUOIA RESIDENTIAL FUNDING, INC.

dated as of April 28, 2010

TABLE OF CONTENTS

MORTGAGE LOAN PURCHASE AND SALE AGREEMENT

This Mortgage Loan Purchase and Sale Agreement (the “Agreement”) is made as of April 28, 2010, by and between RWT Holdings, Inc., a Delaware corporation (“RWT”), and Sequoia Residential Funding, Inc., a Delaware corporation (“Sequoia”).

WHEREAS, the parties hereto desire to provide for the purchase and sale of the Mortgage Loans on the date hereof (the “Closing Date”) in accordance with the terms and conditions set forth in this Agreement.

NOW, THEREFORE, the parties in consideration of good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, hereby agree as follows:

Section 1. Representations and Warranties of RWT and Sequoia.  RWT and Sequoia, each as to itself and not the other, hereby represents, warrants and agrees for the benefit of the other party that:

(a)           Authorization.  The execution, delivery and performance of this Agreement by it are within its respective powers and have been duly authorized by all necessary action on its part.

(b)           No Conflict.  The execution, delivery and performance of this Agreement will not violate or conflict with (i) its charter or bylaws, (ii) any resolution or other corporate action by it, or (iii) any decisions, statutes, ordinances, rulings, directions, rules, regulations, orders, writs, decrees, injunctions, permits, certificates or other requirements of any court or other governmental or public authority in any way applicable to or binding upon it, and will not result in or require the creation, except as provided in or contemplated by this Agreement, of any lien, mortgage, pledge, security interest, charge or encumbrance of any kind upon the Mortgage Loans.

(c)           Binding Obligation.  This Agreement has been duly executed by it and is its legally valid and binding obligation, enforceable against it in accordance with this Agreement’s terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, and by general principles of equity.

Section 2. Additional Representations, Warranties and Agreements of RWT.

(a)           Title and Mortgage Loan Schedule.  RWT represents and warrants to, and agrees with, Sequoia that (i) on the Closing Date, RWT will have good, valid and marketable title to the mortgage loans identified on Schedule A hereto (the “Mortgage Loans”), in each case free and clear of all liens, mortgages, deeds of trust, pledges, security interests, charges, encumbrances or other claims; (ii) upon transfer to Sequoia, Sequoia will receive good, valid and marketable title to all of the Mortgage Loans, in each case free and clear of any liens, mortgages, deeds of trust, pledges, security interests, charges, encumbrances or other claims; and (iii) as to each Mortgage Loan, as of the date on which RWT purchased such Mortgage Loan from CitiMortgage, Inc., as originator, the information set forth in the Mortgage Loan Schedule (as defined in the Pooling Agreement) in the fields identified as "Document Type," "Monthly Income" and "Assets Verified" is complete, true and correct in all material respects.

(b)           Additional Representation Regarding Encumbrances.  RWT represents and warrants to, and agrees with, Sequoia that, as of the Closing Date and as to each Mortgage Loan:  The lien of the Mortgage is free and clear of all adverse claims, liens and encumbrances having priority over the first lien of the Mortgage subject only to (1) the lien of non-delinquent current real property taxes and assessments not yet due and payable, (2) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording which are acceptable to mortgage lending institutions generally and which do not adversely affect the appraised value of the Mortgaged Property as set forth in such appraisal and (3) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property.

 (c)            Security Interest Matters.  RWT hereby represents and warrants for the benefit of Sequoia and the Trustee (as defined in the Pooling Agreement, dated as of April 1, 2010 (as in effect on the date of execution hereof, the “Pooling Agreement”) by and between Sequoia, as depositor, and Wells Fargo Bank, N.A., as trustee) (as assignee of Sequoia):  (i) this Agreement creates a valid and continuing security interest (as defined in the applicable UCC) in the Mortgage Loans in favor of Sequoia, which security interest is prior to all other Liens, and is enforceable as such as against creditors of and purchasers from RWT; (ii) the Mortgage Notes constitute “instruments” within the meaning of the applicable UCC; (iii) RWT, immediately prior to its transfer of Mortgage Loans under this Agreement, will own and have good, valid and marketable title to the Mortgage Loans free and clear of any Lien, claim or encumbrance of any Person; (iv) RWT has received all consents and approvals required by the terms of the Mortgage Loans to the sale of the Mortgage Loans hereunder to Sequoia; (v) all original executed copies of each Mortgage Note that constitute or evidence the Mortgage Loans have been delivered to the Custodian (as assignee of Sequoia); (vi) RWT has received a written acknowledgment from the Custodian that such Custodian is holding the Mortgage Notes that constitute or evidence the Mortgage Loans solely on behalf and for the benefit of Sequoia or its assignee; (vii) other than the security interest granted to Sequoia pursuant to this Agreement and security interests granted to lenders which will be automatically released on the Closing Date, RWT has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Mortgage Loans; RWT has not authorized the filing of and is not aware of any financing statements against it that include a description of collateral covering the Mortgage Loans other than any financing statement relating to the security interest granted to Sequoia hereunder or that will be automatically released upon the sales to Sequoia; (viii) RWT is not aware of any judgment or tax lien filing against itself; and (ix) none of the Mortgage Notes that constitute or evidence the Mortgage Loans have any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than Sequoia.

(d)           Repurchase Obligation.  In the event of a breach of any of the representations and warranties of RWT specified in this Section 2 that materially adversely affects the value of a Mortgage Loan or the interest therein of the Certificateholders (as assignees of Sequoia), RWT will repurchase such Mortgage Loan pursuant to Section 2.04 of the Pooling Agreement.

Section 3.    Conveyance of Mortgage Loans.

(a)           Mortgage Loans.  In return for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, RWT, concurrently with the execution and delivery hereof, hereby sells, transfers, assigns, sets over and otherwise conveys to Sequoia, without recourse, all of RWT’s right, title and interest in and to the Mortgage Loans, including the related Mortgage Documents and all interest and principal received or receivable by RWT on or with respect to the Mortgage Loans after April 1, 2010 (the “Cut-off Date”) and all interest and principal payments on the Mortgage Loans received prior to the Cut-off Date in respect of installments of interest and principal due thereafter, but not including payments of interest and principal due and payable on the Mortgage Loans on or before the Cut-off Date, all insurance policies with respect to the Mortgage Loans, and all proceeds of the foregoing.

Sequoia shall pay the purchase price for the Mortgage Loans by delivering to RWT on the Closing Date (i) cash in an amount mutually agreed upon by RWT and Sequoia, (ii) 100 percent of the Class LT-R and Class R Certificates, and (iii) $11,200,000 in initial certificate principal amount of the Class A-1 Certificates.

On or prior to the Closing Date, RWT shall deliver or cause to be delivered to Sequoia or, at Sequoia’s direction, to the Custodian, the Trustee’s Mortgage File for each Mortgage Loan in the manner set forth in Article 3 of the Custodial Agreement as in effect on the date of execution hereof, by and among Wells Fargo Bank, N.A., as trustee and as custodian, Sequoia, as depositor and RWT, as seller.

(b)           Limited Remedies.  Sequoia acknowledges and agrees that it shall have no recourse to RWT with respect to any Defective Mortgage Loan (as defined in the Pooling Agreement) except as provided in Section 2(d) and that Sequoia’s remedies with respect to any other Defective Mortgage Loans shall be exercised with respect to the originator of such Defective Mortgage Loan as set forth in the Assignment, Assumption and Recognition Agreement dated the date hereof by and among RWT, Sequoia, Wells Fargo Bank, N.A., as trustee, and CitiMortgage, Inc., as originator and servicer.

Section 4.    Intention of Parties.  The conveyance of the Mortgage Loans and all other property hereunder by RWT as contemplated hereby is absolute and is intended by the parties to constitute a sale of the Mortgage Loans and such other property by RWT to Sequoia.  It is, further, not intended that such conveyance be the grant of a security interest to secure a loan or other obligation.  However, in the event that, notwithstanding the intent of the parties, the Mortgage Loans and the other property described in Section 3(a) are held to be the property of RWT, or if for any other reason this Agreement is held or deemed to create a security interest in the Mortgage Loans and such other property, then this Agreement shall constitute a security agreement, and the conveyance provided for in Section 3(a) shall be deemed to be a grant by RWT to Sequoia of, and RWT hereby grants to Sequoia, to secure all of RWT’s obligations hereunder, a security interest in all of RWT’s right, title and interest, whether now owned or hereafter acquired, in and to (i) the Mortgage Loans, including the related Mortgage Documents and all interest and principal received or receivable by RWT on or with respect to the Mortgage Loans after the Cut-off Date and all interest and principal payments on the Mortgage Loans received prior to the Cut-off Date in respect of installments of interest and principal due thereafter, but not including payments of interest and principal due and payable on the Mortgage Loans on or before the Cut-off Date, and all other proceeds received in respect of such Mortgage Loans, (ii) with respect to the Mortgage Loans, to the extent set forth in the Acknowledgement, RWT’s rights and obligations under the Servicing Agreement and all of RWT’s rights under the Mortgage Loan Purchase and Sale Agreement, (iii) all of RWT’s rights under any Insurance Policies related to the Mortgage Loans, (iv) RWT’s security interest in any collateral pledged to secure the Mortgage Loans, including the Mortgaged Properties, and (v) all proceeds of the conversion, voluntary or involuntary, of any of the foregoing into cash or other liquid assets, including, without limitation, all Insurance Proceeds, Liquidation Proceeds and condemnation awards.

RWT and Sequoia shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Loans, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement.  RWT shall arrange for filing any Uniform Commercial Code financing statements and continuation statements in connection with such security interest.

Section 5.    Termination.
Notwithstanding any termination of this Agreement or the completion of all sales contemplated hereby, the representations, warranties and agreements in Sections 1 and 2 hereof shall survive and remain in full force and effect.

Section 6.    Miscellaneous.

(a)           Amendments, Etc.  No rescission, modification, amendment, supplement or change of this Agreement shall be valid or effective unless in writing and signed by all of the parties to this Agreement.  No amendment of this Agreement may modify or waive the representations, warranties and agreements set forth in Sections 1 and 2 hereof.

(b)           Binding Upon Successors, Etc.  This Agreement shall bind and inure to the benefit of and be enforceable by RWT and Sequoia, and the respective successors and assigns thereof.  The parties hereto acknowledge that Sequoia is acquiring the Mortgage Loans for the purpose of pledging, transferring, assigning, setting over and otherwise conveying them to the Trustee, pursuant to the Pooling Agreement for inclusion in the Trust Fund.  RWT acknowledges and consents to the assignment to the Trustee by Sequoia of all of Sequoia's rights against RWT hereunder in respect of the Mortgage Loans sold to Sequoia and that the enforcement or exercise of any right or remedy against RWT hereunder by the Trustee or to the extent permitted under the Pooling Agreement shall have the same force and effect as if enforced and exercised by Sequoia directly.

(c)           Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

(d)           Governing Law.  This Agreement and all questions relating to its validity, interpretation, performance and enforcement shall be governed by and construed, interpreted and enforced in accordance with the laws of the State of New York notwithstanding any law, rule, regulation, or other conflict-of-law provisions to the contrary.

(e)           Headings.  The headings of the several parts of this Agreement are inserted for convenience of reference and are not intended to be a part of or affect the meaning or interpretation of this Agreement.

(f)           Definitions.  Capitalized terms not otherwise defined herein have the meanings ascribed to such terms in the Pooling Agreement as in effect on the date of execution hereof.

(g)           Nonpetition Covenant.  Until one year plus one day shall have elapsed since the termination of the Pooling Agreement in accordance with its terms, RWT shall not petition or otherwise invoke the process of any court or government authority for the purpose of commencing or sustaining a case against Sequoia under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of Sequoia or any substantial part of its property, or ordering the winding up or liquidation of the affairs of Sequoia.

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IN WITNESS WHEREOF, each party has caused this Mortgage Loan Purchase and Sale Agreement to be executed by its duly authorized officer or officers as of the day and year first above written.

RWT HOLDINGS, INC.

By: ___________________________
Name: _________________________
Title: __________________________

SEQUOIA RESIDENTIAL FUNDING, INC.

By: ___________________________
Name: _________________________
Title: __________________________

SCHEDULE A
MORTGAGE LOAN SCHEDULE